Exhibit 99.1

Priority Investor Inquiries:
Chris Kettmann
ckettmann@lincolnchurchilladvisors.com
(773) 497-7575

Priority Technology Holdings, Inc. Announces First Quarter Financial Results
Strong First Quarter Revenue Growth Across all Business Segments
ALPHARETTA, GA - May 11, 2022 -- Priority Technology Holdings, Inc. (NASDAQ: PRTH) ("Priority" or the "Company"), a leading payments technology company helping customers collect, store and send money, today announced its first quarter 2022 financial results including strong quarter-over-quarter diversified revenue growth.
Highlights of Consolidated Results
First Quarter 2022, Compared with First Quarter 2021
Financial highlights of the first quarter of 2022 compared with the first quarter of 2021, are as follows:
•Revenue of $153.2 million increased 35.2% from $113.3 million.
•Gross profit (a non-GAAP measure1) of $51.8 million increased $20.4 million from $31.4 million.
•Gross profit margin (a non-GAAP measure1) of 33.8% increased 610 basis points from 27.7%.
•Operating income of $10.8 million increased 140.0% from $4.5 million.
•Adjusted EBITDA (a non-GAAP measure1) of $30.3 million increased 68.3% from $18.0 million.
1See "Non-GAAP Financial Measures" and the reconciliations of Gross Profit, Gross Profit Margin, and Adjusted EBITDA, to their most comparable GAAP measures provided below for additional information.

"The momentum we established in 2021 continued to build in the first quarter of 2022 driven by strong growth in each of our business segments," said Tom Priore, Chairman and CEO of Priority. "Priority’s modern commerce platform is being embraced by customers in SMB, B2B and Enterprise payments and our results – particularly through the recent economic turbulence – clearly demonstrate our strong competitive positioning that can continue to achieve industry leading performance."

Full Year 2022 Financial Guidance
Priority's outlook remains strong and we are reaffirming our full-year 2022 guidance.
•Revenue is forecasted to range between $650 million to $665 million, a growth rate of 26% to 29%.
•Adjusted EBITDA (a non-GAAP measure) is forecasted to range between $145 million to $150 million, a growth rate of 51% to 56%.
Conference Call
Priority Technology Holdings, Inc.'s leadership will host a conference call on Wednesday, May 11, 2022 at 11:00 a.m. EDT to discuss its first quarter 2022 financial results. Participants can access the call by phone in the U.S. or Canada at (877) 501-3161 or internationally at (786) 815-8443.
The Internet webcast link and accompanying slide presentation can be accessed at https://edge.media-server.com/mmc/p/sorgi7rd and will also be posted in the "Investor Relations" section of the Company's website at www.PRTH.com.
An audio replay of the call will be available shortly after the conference call until May 18, 2022 at 2:00 p.m. EDT. To listen to the audio replay, dial (855) 859-2056 or (404) 537-3406 and enter conference ID number 7068926. Alternatively, you may access the webcast replay in the "Investor Relations" section of the Company's website at www.PRTH.com.
Non-GAAP Financial Measures
This communication includes certain non-GAAP financial measures that we regularly review to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions. We believe these non-GAAP measures help to illustrate the underlying financial and business trends relating to our results of operations and comparability between current and prior periods. We also use these non-GAAP measures to establish and monitor operational goals. However, these non-GAAP measures are not superior to or a substitute for prominent measurements calculated in accordance with GAAP. Rather, the non-GAAP measures are meant to be a complement to understanding measures prepared in accordance with GAAP.

Gross Profit and Gross Profit Margin
The Company's non-GAAP gross profit metric represents revenues less costs of services. Gross profit margin is gross profit divided by revenues. We review these non-GAAP measures to evaluate our underlying profit trends. The reconciliation of gross profit to its most comparable GAAP measure is provided below:

	(in thousands)
	Three Months Ended March 31,
	2022	2021
Revenues	$153,239	$113,297
Costs of services	(101,480)	(81,863)
Gross profit	$51,759	$31,434
Gross profit margin	33.8%	27.7%

EBITDA and Adjusted EBITDA

EBITDA and adjusted EBITDA are performance measures. EBITDA is earnings before interest, income tax, and depreciation and amortization expenses ("EBITDA"). Adjusted EBITDA begins with EBITDA but further excludes certain non-cash costs, such as stock-based compensation and the write-off of the carrying value of investments or other assets, as well as debt extinguishment and modification expenses and other expenses and income items considered non-recurring, such as acquisition integration expenses, certain professional fees, and litigation settlements. We review the non-GAAP adjusted EBITDA measure to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions.

The reconciliation of adjusted EBITDA to its most comparable GAAP measure is provided below:

	(in thousands)
	Three Months Ended March 31,
	2022	2021
Net loss	$(333)	$(2,679)
Interest expense	11,535	9,168
Income tax benefit	(325)	(2,231)
Depreciation and amortization	17,353	9,070
EBITDA	28,230	13,328
Selling, general and administrative	310	3,627
Non-cash stock-based compensation	1,558	558
Other non-operating expense	225	488
Adjusted EBITDA	$30,323	$18,001

Further detail of certain of these adjustments, and where these items are recorded in our consolidated statements of operations, is provided below:

	(in thousands)
	Three Months Ended March 31,
	2022	2021
Selling, general and administrative expenses:
Certain legal fees	$164	$1,843
Professional, accounting and consulting fees	146	1,784
	$310	$3,627
Priority does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for various cash and non-cash reconciling items that would be difficult to predict with reasonable accuracy. For example, stock-based compensation expense would be difficult to estimate because it depends on the Company's future hiring and retention needs, as well as the future fair market value of the Company's common stock, all of which are difficult to predict and subject to constant change. As a result, the Company does not believe that a GAAP reconciliation would provide meaningful supplemental information about the Company's outlook.

About Priority Technology Holdings, Inc.
Priority is a payments powerhouse driving the convergence of payments and banking. The company has built a single platform to collect, store, and send money that operates at scale. We help our customers take and make payments while managing business and consumer operating accounts to monetize payment networks. Our tailored, agile technology powers high-value, payments products bolstered by our industry-leading personalized support. Additional information can be found at www.PRTH.com.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements identified by words such as "may," "will," "should," "anticipates," "believes," "expects," "plans," "future," "intends," "could," "estimate," "predict," "projects," "targeting," "potential" or "contingent," "guidance," "outlook" or words of similar meaning. These forward-looking statements include, but are not limited to, our 2022 outlook and statements regarding our market and growth opportunities. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. Our actual results could differ materially, and potentially adversely, from those discussed or implied herein.
We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our SEC filings, including our most recent Annual Report on Form 10-K filed with the SEC on March 17, 2022. These filings are available online at www.sec.gov or www.PRTH.com.
We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Priority Technology Holdings, Inc.
Unaudited Consolidated Statements of Operations

(in thousands, except per share amounts)	Three Months Ended March 31,
	2022	2021
Revenues	$153,239	$113,297
Operating expenses
Costs of services	101,480	81,863
Salary and employee benefits	16,077	9,548
Depreciation and amortization	17,353	9,070
Selling, general and administrative	7,503	8,289
Total operating expenses	142,413	108,770
Operating income	10,826	4,527
Other (expense) income
Interest expense	(11,535)	(9,168)
Other income (expense), net	51	(269)
Total other expense, net	(11,484)	(9,437)
Loss before income taxes	(658)	(4,910)
Income tax benefit	(325)	(2,231)
Net loss	(333)	(2,679)
Less: Dividends and accretion attributable to redeemable senior preferred stockholders	(8,400)	—
Net loss attributable to common stockholders	$(8,733)	$(2,679)

Loss per common share:
Basic and diluted	$(0.11)	$(0.04)

Weighted-average common shares outstanding:
Basic and diluted	78,597	67,543

Priority Technology Holdings, Inc.
Unaudited Consolidated Balance Sheets

(in thousands)
	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$13,557	$20,300
Restricted cash	13,588	28,859
Accounts receivable, net of allowances	72,863	58,423
Prepaid expenses and other current assets	12,378	15,807
Current portion of notes receivable	652	272
Settlement assets and customer account balances	498,616	479,471
Total current assets	611,654	603,132
Notes receivable, less current portion	2,027	105
Property, equipment and software, net	25,397	25,233
Goodwill	365,740	365,740
Intangible assets, net	325,084	340,211
Deferred income taxes, net	11,493	8,265
Other noncurrent assets	8,944	9,256
Total assets	$1,350,339	$1,351,942
Liabilities, Redeemable Senior Preferred Stock and Stockholders' Deficit
Current liabilities:
Accounts payable and accrued expenses	$43,464	$42,523
Accrued residual commissions	34,372	29,532
Customer deposits and advance payments	5,008	5,021
Current portion of long-term debt	6,200	6,200
Settlement and customer account obligations	503,731	500,291
Total current liabilities	592,775	583,567
Long-term debt, net of current portion, discounts and debt issuance costs	598,403	604,105
Other noncurrent liabilities	15,677	18,349
Total noncurrent liabilities	614,080	622,454
Total liabilities	1,206,855	1,206,021
Redeemable senior preferred stock	215,053	210,158
Stockholders' deficit:
Preferred stock	—	—
Common stock	78	77
Treasury stock, at cost	(4,248)	(4,091)
Additional paid-in capital	32,992	39,835
Accumulated deficit	(100,391)	(100,058)
Total stockholders' deficit	(71,569)	(64,237)
Total liabilities, redeemable senior preferred stock and stockholders' deficit	$1,350,339	$1,351,942

Priority Technology Holdings, Inc.
Unaudited Consolidated Statements of Cash Flows

(in thousands)	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(333)	$(2,679)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of assets	17,353	9,070
Stock-based compensation	1,558	558
Amortization of debt issuance costs and discounts	848	590
Deferred income tax benefit	(3,227)	(2,299)
PIK interest	—	1,924
Other non-cash items, net	—	(64)
Change in operating assets and liabilities:
Accounts receivable	(14,440)	(9,575)
Prepaid expenses and other current assets	164	(539)
Income taxes payable (receivable)	2,913	(44)
Notes receivable	98	862
Accounts payable and other accrued liabilities	5,316	8,633
Customer deposits and advance payments	(13)	2,604
Other assets and liabilities, net	(624)	59
Net cash provided by operating activities	9,613	9,100
Cash flows from investing activities:
Additions to property, equipment and software	(2,370)	(2,754)
Notes receivable loan funding	(2,400)	—
Acquisitions of intangible assets	(941)	(2,937)
Net cash used in investing activities	(5,711)	(5,691)
Cash flows from financing activities:
Repayments of long-term debt	(1,550)	(4,860)
Repayments of borrowings under revolving credit facility	(5,000)	—
Dividends paid to redeemable senior preferred stockholders	(3,505)	—
Settlement and customer accounts obligations, net	12,749	(22,526)
Other financing activities	(156)	617
Net cash provided by (used in) financing activities	2,538	(26,769)
Net change in cash and cash equivalents, and restricted cash:
Net increase in cash and cash equivalents, and restricted cash	6,440	(23,360)
Cash and cash equivalents, and restricted cash at beginning of period	518,093	88,120
Cash and cash equivalents, and restricted cash equivalents at end of period	$524,533	$64,760

Reconciliation of cash and cash equivalents, and restricted cash:
Cash and cash equivalents	$13,557	$5,827
Restricted cash	13,588	58,933
Customer account balances	497,388	—
Total cash and cash equivalents, and restricted cash	$524,533	$64,760

Priority Technology Holdings, Inc.
Reportable Segments' Results

(in thousands)	Three Months Ended March 31,
	2022	2021
SMB Payments:
Revenue	$129,959	$109,101
Operating expenses	117,473	95,812
Operating income	$12,486	$13,289
Operating margin	9.6%	12.2%
Depreciation and amortization	$10,824	$8,708
Key indicators:
Merchant bankcard processing dollar value	$14,076,847	$11,883,166
Merchant bankcard transaction volume	145,948	127,583
B2B Payments:
Revenue	$5,925	$3,500
Operating expenses	5,516	3,909
Operating income (loss)	$409	$(409)
Operating margin	6.9%	(11.7)%
Depreciation and amortization	$73	$74
Key indicators:
Merchant bankcard processing dollar value	$108,407	$63,650
Merchant bankcard transaction volume	88	39
Enterprise Payments:
Revenue	$17,355	$696
Operating expenses	12,861	532
Operating income	$4,494	$164
Operating margin	25.9%	23.6%
Depreciation and amortization	$6,197	$—
Key indicators:
Merchant bankcard processing dollar value	$216,398	$—
Merchant bankcard transaction volume	372	—

Operating income of reportable segments	$17,389	$13,044
Less: Corporate expense	(6,563)	(8,517)
Consolidated operating income	$10,826	$4,527
Corporate depreciation and amortization	$259	$288
Key indicators:
Merchant bankcard processing dollar value	$14,401,652	$11,946,816
Merchant bankcard transaction volume	146,408	127,622